Exhibit 99.2 Silvergate Capital Corporation 4Q19 Earnings Presentation January 29, 2020

Forward Looking Statements This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s periodic and current reports filed with the U.S. Securities and Exchange Commission. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to the investor relations section of the Company's website at https://ir.silvergatebank.com. Silvergate “Silvergate Bank” and its logos and other trademarks referred to and included in this presentation belong to us. Solely for convenience, we refer to our trademarks in this presentation without the ® or the ™ or symbols, but such references are not intended to indicate that we will not fully assert under applicable law our trademark rights. Other service marks, trademarks and trade names referred to in this presentation, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. In this presentation, we refer to Silvergate Capital Corporation as “Silvergate” or the “Company” and to Silvergate Bank as the “Bank”. 2

4Q19 Highlights Key Highlights • Continues to be the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry through the Silvergate Exchange Network (SEN), our proprietary, virtually instantaneous, global payments platform • Continued monetization of the SEN with announcement of SEN Leverage pilot in 1Q20 • Established network effect of the SEN as evidenced by strong digital currency customer growth with 804 customers at December 31, 2019, a 48% year over year growth • Successfully completed IPO and listing on the NYSE in November 2019 • Low-cost deposit base and low risk asset strategy • Continued credit outperformance contributing to attractive risk-adjusted returns • Strong capital ratios Key Financial Metrics ($ in millions, except per share data) 4Q19 4Q18% ∆ 2019 2018% ∆ Net Income $ 3.6 $ 8.0 (55)% $ 24.8 $ 22.3 11% Diluted EPS $ 0.19 $ 0.44 (57)% $ 1.35 $ 1.31 3% Digital Currency Customers (#) 804 542 48% 804 542 48% Digital Currency Fee Income $ 1.4 $ 0.7 102% $ 4.9 $ 2.0 148% SEN Transfer $ 9,607 $ 3,911 146% $ 32,733 $ 8,270 296% SEN Transaction (#) 14,400 4,977 189% 46,063 7,869 485% 3

Digital Currency Platform Expansion Digital Currency Customer Growth Commentary 804 • At December 31, 2019, digital currency customers 756 increased 48% year over year to 804 655 617 542 • At year end, Silvergate had over 200 prospective digital currency customer leads in pipeline or onboarding processes • FY19 fee income from digital currency customers increased 148% versus FY18 • $9.6 billion of U.S. dollar transfers occurred on the SEN in 4Q19, bringing total U.S. dollar transfers on the SEN to 4Q18 1Q19 2Q19 3Q19 4Q19 $32.7 billion for the year ended December 31, 2019 Fee Income from Digital Currency Customers Global Payments Platform Utilization (SEN Transfers) ($ in thousands) ($ in millions) $1,579 14,400 $1,366 12,254 12,312 $1,093 $10,425 $9,607 $884 $8,625 7,097 $676 4,977 $4,076 $3,911 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 SEN Transfer $ SEN Transfer # 4

Deposits Digital Currency and Other Deposit Trends ($ in millions) Cost of Deposits % 0.08% 0.08% 0.28% 0.50% 0.84% $1,939 $1,783 $1,848 $1,815 $1,599 $475 $313 $551 $279 $569 $1,470 $1,463 $1,320 $1,297 $1,246 4Q18 1Q19 2Q19 3Q19 4Q19 Digital Currency Deposits Other Deposits Commentary • Cost of deposits increased beginning in 2Q19 due to the cost of a hedging strategy intended to reduce the Bank’s exposure to a decline in earnings in a declining interest rate environment with minimal negative impact on current earnings • Cost of deposits include 22 bps, 44 bps and 78 bps in 2Q19, 3Q19, and 4Q19, respectively related to interest expense and premium expense related to callable brokered CDs associated with our hedging strategy • The 4Q19 cost of deposits includes a $1.6 million premium expense resulting from calling and reissuing a portion of our brokered CDs, representing 35 bps out of the total aggregate impact of 78 bps related to the brokered CDs in 4Q19 • The callable brokered CDs had an all-in expense of 2.29% at December 31, 2019 versus 2.77% at September 30, 2019 ___________ 5 Note: Ratios have been annualized. Totals may not foot due to rounding.

Yields, Cost of Deposits and Net Interest Margin Yields, Cost of Deposits and Net Interest Margin Trends NIM Yield on Loans Yield on Securities Yield on Cash Cost of Deposits 6% 5.66% 5.75% 5.45% 5.50% 5.14% 5% 4.01% 4% 3.59% 3.56% 3.23% 3.39% 2.97% 3.12% 2.97% 3% 2.76% 2.42% 2.26% 2.31% 2.00% 2.68% 2% 1.64% 0.84% 1% 0.50% 0.28% 0.08% 0.08% 0% 4Q18 1Q19 2Q19 3Q19 4Q19 Commentary • Net interest income totaled $15.6 million in 4Q19 compared to $18.4 million in 3Q19, and $20.9 million in 4Q18 • Net interest margin for the fourth quarter was 2.97%, compared to 3.39% for the third quarter of 2019, and 3.59% for the fourth quarter of 2018 • The decrease in both net interest income and NIM was driven by both the federal funds rate reductions in 3Q19 and 4Q19 as well as $1.6 million of premium expense in 4Q19 resulting from calling and reissuing brokered certificates of deposits, impacting the cost of deposits ___________ 6 Note: Ratios have been annualized.

Noninterest Income Noninterest Income Fee Income from Digital Currency Customers ($ in thousands) ($ in 2,000thousands) 8,000 $7,871 1,800 7,000 $1,579 1,600 6,000 $1,366 1,400 $5,509 1,200 5,000 $1,093 1,000 4,000 $884 800 $3,130 $676 3,000 $2,362 $2,599 $2,154 600 $1,991 2,000 400 1,000 200 - - 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Commentary • 1Q19 includes a $5.5 million gain on sale of the Company’s San Marcos branch and business loan portfolio • 4Q19 includes a $0.7 million gain on sale of securities • 4Q19 fee income from digital currency customers was up 102% year over year • 4Q19 fee income from digital currency customers was down 13% versus 3Q19 driven primarily by lower FX fees 7

Noninterest Expense Noninterest Expense ($ in thousands) $13,968 $13,486 $13,660 $12,721 $12,611 $1,494 $1,366 $1,679 $1,431 $1,255 $2,132 $1,445 $1,198 $1,073 $889 $939 $1,037 $1,298 $1,149 $873 $1,123 $861 $840 $1,012 $892 $8,563 $8,765 $8,082 $8,277 $8,773 4Q18 1Q19 2Q19 3Q19 4Q19 Salaries/Employee Benefits Occupancy/Equipment Communications/Data Professional Services Other Commentary • 4Q19 noninterest expense up 8% versus 3Q19 and down 2% versus 4Q18 • Salaries and employee benefits expense are 64% of total expense in 4Q19 and represent $0.5 million of the increase versus 3Q19 • Professional services and other general and administrative expenses are primarily driving the remaining $0.5 million increase in 4Q19 versus 3Q19 resulting from consulting related costs associated with our platform and an increase in directors & officers insurance • Strong foundation to support growth given the expansion of our operational infrastructure 8

Asset & Credit Quality Securities Composition Commentary • Securities composition has remained relatively consistent since 2Q19. In 4Q19, $10 million of commercial real estate securities were sold (generating a gain of $0.7 million) and Residential Asset Backed replaced with a purchase of similar securities Securities (MBS/CMO) 28.0% 30.0% • 4Q19 total loans were up $37 million, or 3.7% versus 3Q19 $897.8mm driven by an increase in mortgage warehouse lending Yield: 2.68% • At December 31, 2019 allowance for loan losses was $6.2 million, unchanged from the third quarter ended September 30, 2019. This represents 0.93% of gross loans held for investment at December 31, 2019 Commercial Real Estate (CMO) • Nonperforming assets totaled $6.0 million, or 0.28% of total 42.0% assets, at December 31, 2019, a decrease of $0.8 million from $6.8 million, or 0.32% of total assets at September 30, 2019 Loan Composition Nonperforming / Total Assets Mortgage Warehouse HFI 3.8% 0.42% Mortgage 0.39% 1-4 Family Real Warehouse HFS Estate 35.2% 0.34% 18.6% 0.32% 0.28% $1,040.5mm Yield: 5.14% Multi-Family Other HFS Real Estate 1.0% 7.8% Other HFI 1.9% Commercial Real Estate 31.8% 4Q18 1Q19 2Q19 3Q19 4Q19 ___________ 9 Note: Securities and loan yields are Q419 and have been annualized.

Capital Tier 1 Leverage Ratio Total Risk-Based Capital Ratio 28.79% 25.49% 24.50% 25.00% 25.24% 10.52% 10.62% 10.01% 10.52% 8.51% 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 Commentary • The Bank had a tier 1 leverage ratio of 10.52%, a common equity tier 1 capital ratio of 24.55%, a tier 1 capital ratio of 24.55% and a total capital ratio of 25.24% at December 31, 2019 • Capital ratios each exceeded the “well capitalized” standards defined by the federal banking regulations of 5.00% for tier 1 leverage ratio, 6.5% for common equity tier 1 capital ratio, 8.00% for tier 1 capital ratio and 10.00% for total capital ratio 10

Appendix

4Q19 Financial Results

($ in millions, except per share data)

Income Statement	4Q19	3Q19	4Q18	4Q19 Inc / (Dec) vs. 3Q19	4Q19 Inc / (Dec) vs. 4Q18
Net interest income	$ 15.6	$ 18.4	$ 20.9	$ (2.8)	$ (5.2)
(Reversal of) provision for loan loss	-	(0.9)	(1.7)	0.9	1.7
Noninterest income	3.1	2.6	2.0	0.5	1.1
Noninterest expense	13.7	12.6	14.0	1.0	(0.3)
Pre-tax income	5.1	9.3	10.6	(4.2)	(5.5)
Income tax expense	1.5	2.6	2.5	(1.1)	(1.0)
Net income	$ 3.6	$ 6.7	$ 8.0	$ (3.1)	$ (4.4)
Diluted EPS	$ 0.19	$ 0.36	$ 0.44		

Key Ratios	4Q19	3Q19	4Q18
ROAA	0.67%	1.20%	1.37%
ROAE	6.08%	11.78%	16.90%
NIM	2.97%	3.39%	3.59%
Net charge-offs (recoveries) / Avg. loans	0.01%	0.01%	(0.01)%

Commentary

- Net interest income, ROAA, ROAE and NIM impacted by the federal funds rate reductions in 3Q19 and 4Q19
- Q419 net interest income includes $1.6 million of premium expense resulting from calling and reissuing brokered CDs
- Net charge-offs remain at negligible levels, with no change in allowance in 4Q19
- 4Q19 noninterest income includes a $0.7 million gain on sale of securities

Note: ROAA, ROAE and NIM have been annualized.

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FY2019 Financial Results ($ in millions, except per share data) Income Statement 2019 2018 Inc / (Dec) Net interest income $ 71.0 $ 69.6 $ 1.3 (Reversal of) provision for loan loss (0.4) (1.5) 1.1 Noninterest income 15.8 7.6 8.2 Noninterest expense 52.5 48.3 4.2 Pre-tax income 34.7 30.4 4.3 Income tax expense 9.8 8.1 1.8 Net income $ 24.8 $ 22.3 $ 2.5 Diluted EPS $ 1.35 $ 1.31 Key Ratios 2019 2018 ROAA 1.19% 1.11% ROAE 11.54% 13.47% NIM 3.47% 3.49% Net charge-offs (recoveries) / Avg. loans 0.01% (0.01)% Commentary • 2019 net interest income, ROAA, ROAE and NIM impacted by the federal funds rate reductions in 3Q19 and 4Q19 • 2019 net interest income includes $1.6 million of premium expense resulting from calling and reissuing brokered CDs • 2019 noninterest income includes $5.5 million gain on sale of the Company’s San Marcos branch and business loan portfolio and a $0.7 million gain on sale of securities 13

Reconciliation of Non-GAAP Financial Measures Three Months Ended Six Months Ended Nine Months Ended Year Ended March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 ($ in thousands) Net income Net income, as reported $ 9,436 $ 14,592 $ 21,248 $ 24,846 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Tax effect(1) 1,574 1,574 1,574 1,574 Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Noninterest income / average assets(2) Noninterest income $ 7,871 $ 10,025 $ 12,624 $ 15,754 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Adjusted noninterest income 2,362 4,516 7,115 10,245 Average assets 1,972,483 1,991,171 2,063,298 2,082,007 Noninterest income / average assets, as reported 1.62% 1.02% 0.82% 0.76 % Adjusted noninterest income / average assets 0.49% 0.46% 0.46% 0.49 % Return on average assets (ROAA)(2) Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Average assets 1,972,483 1,991,171 2,063,298 2,082,007 Return on average assets (ROAA), as reported 1.94% 1.48% 1.38% 1.19 % Adjusted return on average assets 1.13% 1.08% 1.12% 1.00 % Return on average equity (ROAE)(2) Adjusted net income $ 5,501 $ 10,657 $ 17,313 $ 20,911 Average equity 195,989 200,996 208,775 215,338 Return on average equity (ROAE), as reported 19.53% 14.64% 13.61% 11.54 % Adjusted return on average equity 11.38% 10.69% 11.09% 9.71 % Efficiency ratio Noninterest expense $ 13,486 $ 26,207 $ 38,818 $ 52,478 Net interest income 19,316 36,884 55,327 70,957 Noninterest income 7,871 10,025 12,624 15,754 Total net interest income and noninterest income 27,187 46,909 67,951 86,711 Adjustments: Gain on sale of branch, net (5,509) (5,509) (5,509) (5,509) Adjusted total net interest income and noninterest income 21,678 41,400 62,442 81,202 Efficiency ratio, as reported 49.60% 55.87% 57.13% 60.52 % Adjusted efficiency ratio 62.21% 63.30% 62.17% 64.63% ________________________ (1) Amount represents the total income tax effect of the adjustment, which is calculated based on the applicable marginal tax rate of 28.58%. (2) Data has been annualized. 14